Exhibit 4.6

Amended:	July 11, 1987
April 11, 1988
August 31, 1995
April 16, 1997
April 15, 1998
October 20, 2003
August 7, 2007

BYLAWS

OF

TECO FINANCE, INC.

ARTICLE I

Shareholders

Section 1.1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held on the first Tuesday in April in each year if not a legal holiday, and if a legal holiday, then on the next succeeding Tuesday not a legal holiday at such time as shall be stated in the notice thereof for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. In the event that such annual meeting should for any reason not be held on the date herein provided therefor, a special meeting in lieu of such annual meeting may be held in place thereof, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such special meeting shall be called in the same manner as provided in Section 1.2 for special meetings of the shareholders.

Section 1.2. Special Meetings. Special meetings of the shareholders of the Corporation shall be held whenever called by the Chairman, the President, any Vice President, the Board of Directors, or the holder or holders of not less than one-tenth of any class of capital stock issued and outstanding and entitled to vote thereat, or at the request of such holder or holders by the Secretary or Assistant Secretary.

Section 1.3. Place. All meetings of the shareholders shall be held at the principal office of the Corporation except in cases in which notice thereof designates some other place which may be either within or without the State of Florida.

Section 1.4. Notice of Meeting. Written notice of each meeting of shareholders stating the date, time and place of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by first class mail by or at the direction of the Chairman, the President, the Secretary or the officer or other persons calling the meeting to each shareholder of record entitled to vote at such meeting; and the person giving such notice shall make affidavit in relation thereto.

Section 1.5. Waivers of Notice. Whenever any notice is required to be given to any shareholder of the Corporation under the provisions of these Bylaws or of the Articles of Incorporation or of the Florida General Corporation Act, as the same may be from time to time in effect, a waiver thereof in writing signed by the person or persons entitled to such notice either before, at or after the meeting shall be deemed equivalent to the giving of such notice. Attendance of a shareholder entitled to vote at a meeting in person or by proxy shall constitute a waiver of notice of such meeting except where the shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 1.6. Quorum. Except as otherwise provided in the Articles of Incorporation at any meeting of the shareholders, a majority of the outstanding shares of the stock of the Corporation issued and outstanding and entitled to vote represented by shareholders of record in person or by proxy shall constitute a quorum for the transaction of business at any meeting of the shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. Except as otherwise provided by law or in the Articles of Incorporation when a quorum is present at any meeting, a majority of the stock represented thereat shall decide any questions properly brought before such meeting.

Section 1.7. Voting and Proxies. Each share of stock entitled to voting privileges shall entitle the holder of record thereof to one vote upon each proposal presented at any meeting of the shareholders except as otherwise provided in the Articles of Incorporation. Shareholders of record entitled to vote may vote at any meeting either in person or by written proxy signed by the shareholder or his duly authorized attorney-in-fact, which proxy shall be filed with the Secretary of the meeting before being voted.

Section 1.8. Action by Shareholders Without a Meeting. Any action required by law, these Bylaws, or the Articles of Incorporation of the Corporation to be taken at any annual or special meeting of shareholders of the Corporation or any action which may be taken at any annual or special meeting of such shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. It is not necessary that all shareholders sign the same document.

Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action; and if the action be a merger, consolidation or sale or exchange of assets for which dissenters’ rights are provided under the Florida General Corporation Act as from time to time in effect, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of said Act regarding the rights of dissenting shareholders.

ARTICLE II

Board of Directors

Section 2.1. General Powers. All business of the Corporation shall be managed by its Board of Directors who shall have full control of the affairs of the Corporation and may exercise all its powers except as otherwise provided by law and in the Articles of Incorporation. The Board of Directors shall have the authority to fix the compensation of the Directors unless otherwise provided in the Articles of Incorporation.

Section 2.2. Number, Qualification and Tenure. The initial Board of Directors consists of 5 members. The number of Directors may be increased or decreased from time to time by vote of the shareholders, but no decrease shall have the effect of shortening the term of any incumbent Director. The Directors of the Corporation shall be chosen at the annual meeting of the shareholders (or at any meeting held in place thereof as herein before provided). Each Director shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been duly elected and qualified or until his earlier resignation, removal from office or death. All Directors shall be of full age. Directors need not be shareholders of the Corporation nor residents of the State of Florida.

Section 2.3. Chairman. The Board of Directors in its discretion may elect a Chairman of the Board of Directors who when present shall preside at all meetings of the Board and shall have such other powers as may at any time be prescribed by these Bylaws and by the Board of Directors.

August 31, 1995

Section 2.4. Meetings. Regular meetings of the Board of Directors shall be held in such places and at such times either within or without the State of Florida as the Board may by vote from time to time determine; and if so determined, no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place either within or without the State of Florida whenever called by the Chief Executive Officer, the President, a Vice President or two or more Directors. Notice of a special meeting stating the date, time and place of the meeting shall be given by the Secretary or an Assistant Secretary or officer calling the meeting to each Director either by mail not less than 48 hours before the time of the meeting or by telephone or facsimile or other form of electronic communication on 24 hours’ notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notwithstanding the foregoing, special meetings may be held without notice to any

Director provided such Director is present at such meeting (except when such Director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened) or waives notice thereof in writing either before or after the meeting. Regular and special meetings may be held to the extent permitted by the laws of Florida by means of telephone (or other similar communications medium) conference at which all persons participating can hear one another at the same time, and participation in such a conference shall constitute presence at a meeting.

Section 2.5. Quorum. A majority of the Directors shall constitute a quorum for the transaction of business, but a lesser number may fill vacancies on the Board of Directors as provided in Section 2.6 of the Bylaws; and a majority of the Directors present though less than a quorum may adjourn any meeting of the Board of Directors from time to time to another time and place; and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members in attendance thereat may decide any question brought before such meeting.

April 15, 1998

Section 2.6. Vacancies. Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, it may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, or by the shareholders.

Section 2.7. Executive and Other Committees. The Board of Directors may by resolution adopted by a majority of the full Board of Directors designate from their number an Executive Committee and one or more other committees, each of which to the extent provided by such resolution or these Bylaws and permitted by the laws of Florida shall have and may exercise the powers of the Board of Directors when the Board is not in session in the management of the business of the Corporation. All such committees shall report to the Board at or prior to each meeting of the Board. Each such committee may make rules for the holding and conduct of its meetings and the keeping of the records thereof.

The Board of Directors may by resolution adopted by a majority of the full Board of Directors designate one or more Directors as alternate members of any such committee who may act in the place and stead of any member absent or disqualified from voting at any meeting of such committee.

October 20, 2003

Section 2.8. Consent in Lieu of Meeting. Any action of the Board of Directors or of any committee thereof which is required or permitted to be taken at a meeting may be taken without a meeting if a written consent setting forth the action so to be taken is signed by all of the members of the Board or of the committee, as the case may be. It is not necessary that all members of the Board or of the committee, as the case may be, sign the same document.

ARTICLE III

Officers

Section 3.1. Election. The officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers as the Board of Directors may deem necessary and may in its discretion elect or appoint including, but not limited to, a Chairman of the Board, Assistant Treasurers and Assistant Secretaries. The officers shall be elected by the Board of Directors at a meeting held after its election by the shareholders, and a regular meeting of the Board of Directors may be held without notice for this purpose immediately after the annual meeting of the shareholders and at the same place. All officers shall hold office until their successors shall be elected and shall qualify or until their earlier resignation, removal from office or death. Any vacancy however occurring in the offices of the President, Treasurer, or Secretary shall be, and any vacancy however occurring in any other office may be filled by the Board of Directors.

Section 3.2. Eligibility. Officers of the Corporation may be, but need not be, Directors of the Corporation. Any person may hold two or more offices.

Section 3.3. President and Vice Presidents. The President shall be the chief operating officer of the Corporation and subject to the direction of the Board of Directors shall supervise the administration of the business and affairs of the Corporation. The President shall have the power to sign certificates of stock, bonds, deeds and contracts for the Corporation and such other powers and duties as may at any time be prescribed by these Bylaws and by the Board of Directors. The President shall preside at all meetings of the Board of Directors and shareholders when present unless a Chairman of the Board of Directors has been elected and is present and presides at such meetings.

Except as expressly limited by vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President, shall have the power to sign certificates of stock, bonds, deeds and contracts of the Corporation, and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate.

Section 3.4. Secretary. The Secretary of the Corporation shall be present at all meetings of the shareholders, the Board of Directors and the Executive Committee, respectively, shall keep an accurate record of the proceedings at such meetings in books provided for that purpose, which books shall be opened at all times during business hours for such inspection as is required by law, shall with the President or a Vice President sign certificates of stock, and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. An Assistant Secretary or a Secretary pro tempore may perform any of the Secretary’s duties.

Section 3.5. Treasurer. The Treasurer shall have the care and custody of the funds of the Corporation and shall have and exercise under the supervision of the Board of Directors all the powers and duties commonly incident to his office and shall give bond in such sum and with such sureties as may be required by the Board of Directors. He shall have the custody of all the money, funds and valuable papers and documents of the Corporation except his own bond, if any, which shall be in the custody of the President. He shall deposit all the funds of the Corporation in such bank or banks, trust company or trust companies or with such firm or firms doing a banking business as the Directors shall designate. He may endorse for deposit or collection all notes, checks, drafts and other obligations payable to the Corporation or its order. He may issue notes and accept drafts on behalf of the Corporation, and he shall keep accurate books of account of the Corporation’s transactions which shall be the property of the Corporation and together with all its property in his possession shall be subject at all times to the inspection and control of the Directors.

Section 3.6. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a member of the Board.

ARTICLE IV	April 11, 1988
Indemnification	April 16, 1997

Any person who is or was an officer, director or employee of the Corporation and who is or was a party to any threatened, pending or completed proceeding, by reason of the fact that he is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation to the full extent permitted by law against all expenses and liabilities incurred in connection with such proceeding, including any appeal thereof. Such persons shall also be entitled to advancement of expenses incurred in defending a proceeding in advance of its final disposition to the full extent permitted by law, subject to the conditions imposed by law.

Any indemnification or advance of expenses under this article shall be paid promptly, and in any event within 30 days, after the receipt by the Corporation of a written request therefor from the person to be indemnified, unless with respect to a claim for indemnification the person is not entitled to indemnification under this article. Unless otherwise provided by law, the burden of proving that the person is not entitled to indemnification shall be on the Corporation.

The right of indemnification under this article shall be a contract right inuring to the benefit of the persons entitled to be indemnified hereunder and no amendment or repeal of this article shall adversely affect any right of such persons existing at the time of such amendment or repeal.

The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a person entitled to indemnification hereunder.

As used in this article, the terms “Corporation”, “other enterprises”, “expenses”, “liability”, “proceeding”, “agent” and “serving at the request of the Corporation” shall have the meanings ascribed to them in Section 607.0850 of the Florida Business Corporation Act or any successor statute.

The right of indemnification under this article shall be in addition to and not exclusive of all other rights to which persons entitled to indemnification hereunder may be entitled. Nothing contained in this article shall affect any rights to indemnification to which persons entitled to indemnification hereunder may be entitled by contract or otherwise under law.

ARTICLE V

Resignations and Removals

Section 5.1. Resignations. Any Director, officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the President or to the Secretary of the Corporation, and any member of any committee may resign by giving written notice either as aforesaid or to the committee of which he is a member or the chairman thereof. Any such resignation shall take effect at the time specified therein or if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.2. Removals. The shareholders at any meeting called for the purpose by vote of a majority of the shares of the class of capital stock entitled to elect any Director may, with or without cause, remove from office that Director. The Board of Directors by vote of not less than a majority of the entire Board may remove from office any officer, agent or member of any committee elected or appointed by it whenever in its judgment the best interests of the Corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

ARTICLE VI

Stock Certificates

Section 6.1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 6.2. Form. Certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof.

Section 6.3. Transfer. No transfer of shares shall be valid against this Corporation until it shall have been registered upon the Corporation’s stock books, and the person named as the shareholder in the certificate or his attorney-in-fact so constituted in writing shall surrender such certificates to the Corporation appropriately endorsed for transfer.

Section 6.4. Lost, Stolen, or Destroyed Certificates. The Corporation may issue a new certificate in the place of any certificate previously issued if the holder of record thereof (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) if requested by the Corporation gives bond in such form as the Corporation may direct to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on the account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by this Corporation.

ARTICLE VII

Dividends

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE VIII
Checks, Drafts and Certain Other
Obligations for the Payment of Money	August 7, 2007

All notes and other evidences of indebtedness of the Corporation, including debentures or bonds, shall be signed by such officers, agents or other persons as the Board of Directors shall by vote or resolution direct. All checks, drafts or other orders for the payment of money shall be signed by such officers, agents or other persons as the President or Treasurer may designate. The signature of any such officer, agent or other person so designated to sign checks, drafts or other orders for the payment of money may be facsimile if authorized by the President or the Treasurer.